                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-12


                            IMPERIAL SUGAR COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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


                              [LOGO APPEARS HERE]

                               January    , 2002

Dear Shareholder:

   The Annual Meeting of Shareholders will be held on Thursday, February 28, 2002, at 8:30 a.m., Savannah time, at the Hyatt Regency, 2 West Bay Street, Savannah, Georgia 31401. You are cordially invited to attend.

   At the meeting, we will act on a proposal to amend the Company's charter to reduce the minimum number of directors from seven to six, elect directors and act on the selection of auditors.

   Your board of directors joins me in urging you to attend the meeting to hear a report on our new company and to meet with members of management. However, even if you plan to attend the meeting in person, I hope you will sign, date and return your proxy as soon as possible. Your vote is always important.

                                          Sincerely,

                                          Robert J. McLaughlin

                             IMPERIAL SUGAR COMPANY

                    Notice of Annual Meeting of Shareholders
                          To Be Held February 28, 2002

To the Shareholders of Imperial Sugar Company:

   The 2002 Annual Meeting of Shareholders of Imperial Sugar Company (the "Company") will be held at the Hyatt Regency, 2 West Bay Street, Savannah, Georgia 31401, on Thursday, February 28, 2002, at 8:30 a.m., Savannah time, for the following purposes:

  (1) to consider and act on a proposal to approve an amendment to the Company's Amended and Restated Articles of Incorporation to reduce the minimum number of directors of the Company from seven to six;

  (2) to elect directors;

  (3) to consider and act on a proposal to ratify the appointment of the firm Deloitte & Touche LLP, independent certified accountants, as auditors of the Company for its fiscal year ending September 30, 2002; and

  (4) to transact such other business as may properly come before the meeting or any adjournment thereof.

   Shareholders of record at the close of business on January 18, 2002 are entitled to notice of and to vote at the meeting.

   The By-Laws of the Company require that the holders of a majority of the outstanding shares of Common Stock entitled to vote be represented in person or by proxy at the meeting in order to constitute a quorum for the transaction of business. Therefore, regardless of the number of shares you hold, it is important that your stock be represented at the meeting.


 WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE ASK THAT YOU PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.


                                          For the Board of Directors

                                          ROY L. CORDES, JR.
                                          Secretary

Sugar Land, Texas
January [ ], 2002

                                                            --PRELIMINARY COPY--

                             IMPERIAL SUGAR COMPANY
                                8016 Highway 90A
                            Sugar Land, Texas 77478

                               ----------------

                                PROXY STATEMENT

                               ----------------

                      2002 ANNUAL MEETING OF SHAREHOLDERS

   The accompanying proxy is solicited on behalf of the board of directors of Imperial Sugar Company (the "Company") to be voted at the 2002 Annual Meeting of Shareholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. In addition to the original solicitation by mail, certain regular employees of the Company may solicit proxies by telephone, by facsimile, by telegraph or in person. The Company has retained D. F. King & Co., Inc. on customary terms and at a fee estimated not to exceed $4,500, plus reasonable expenses, to assist in soliciting proxies. All expenses of soliciting proxies, including the cost of preparing and mailing this proxy statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock, will be borne by the Company. If you attend the meeting, you may vote in person if you wish, even though you have mailed in your proxy. This proxy statement and the accompanying proxy are being mailed to shareholders beginning on or about January [ ], 2002.

   All duly executed proxies will be voted as indicated by the instructions on the proxies. However, shareholders who execute proxies retain the right to revoke them at any time before they are voted. The revocation of a proxy will not be effective until written notice of the revocation has been given to the Secretary of the Company, unless the person granting the proxy votes in person.

   Unless otherwise indicated on the proxy, shares will be voted by the persons named in the accompanying proxy as follows:

  (1) for approval of the amendment to the Amended and Restated Articles of Incorporation to reduce the minimum number of directors of the Company from seven to six;

  (2) for the election of the six directors named below; and

  (3) for ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 2002.

   The majority of the outstanding shares of common stock, without par value, of the Company ("Common Stock") entitled to vote must be present in person or by proxy at the meeting in order to constitute a quorum for the transaction of business. Shares underlying a proxy marked "Abstain" on a matter will be considered to be represented at the meeting for quorum purposes.

   Shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be present at the meeting for quorum purposes, but will be considered to be voted only as to those matters actually voted, and will not be considered as voting for any purpose as to the matters with respect to which no vote is indicated (commonly referred to as "broker non-votes.")

   The affirmative vote of at least a majority of the outstanding shares entitled to vote at the meeting is required for adoption of the proposal referred to in (1) above; accordingly, abstentions and broker non-votes will have the same effect as votes against this proposal. Directors are elected by a plurality of votes cast; accordingly, abstentions and broker non-votes will have no effect in the election of directors. The affirmative vote of the majority of the shares present and entitled to vote on the matter is required for adoption of the proposal referred to in (3) above; accordingly, abstentions applicable to shares represented at the meeting will have the same effect as votes against the proposal, and broker non-votes will have no effect on the outcome of the proposal.

   The persons named in the accompanying proxy may act with discretionary authority should any nominee become unavailable for election, although management is unaware of any circumstances likely to render any of the nominees unavailable. Management does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be presented to the meeting by others.

   At the close of business on January 18, 2002, the record date for the determination of shareholders entitled to vote at the meeting, the Company had outstanding and entitled to vote 7,585,405 shares of Common Stock, which is the only class of stock of the Company outstanding and entitled to vote at the meeting. Each shareholder is entitled to one vote for each share of Common Stock held. Cumulative voting is not allowed in the election of directors. The Company's plan of reorganization became effective on August 29, 2001. On consummation of the plan of reorganization, all outstanding shares of common stock existing prior to the reorganization were canceled. Under the plan of reorganization, the Company is to issue a total of 10,000,000 shares of Common Stock to former shareholders, debenture holders and creditors of the Company prior to the reorganization. Although all 10,000,000 shares are outstanding for accounting purposes, some of the shares have not been issued to holders because of pending legal disputes regarding claim amounts.

    PROPOSAL 1: AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION
          TO REDUCE THE MINIMUM NUMBER OF DIRECTORS FROM SEVEN TO SIX

   The board of directors unanimously has approved a proposal to amend the Amended and Restated Articles of Incorporation of the Company to reduce the minimum number of directors constituting the full board from seven to six. The proposed amendment would replace the first sentence of Article VII of the Amended and Restated Articles of Incorporation with the following:

  "The number of directors of the corporation shall be such number not less than six nor more than fourteen as shall be fixed by, or in the manner provided in, the by-laws of the corporation."

   The board of directors believes the proposed amendment to reduce the minimum number of directors from seven to six is in the Company's best interest. Effective August 29, 2001, seven directors were appointed by the bankruptcy court order implementing the Company's plan of reorganization. In October 2001, James C. Kempner resigned as a member of the board of directors, leaving a vacancy. The Company has not identified a person to fill that vacancy and, as a result, currently has six directors, which is less than the minimum of seven directors for the full board contemplated by the Company's Amended and Restated Articles of Incorporation. The board believes the proposed amendment will enhance the Company's ability to propose only the most qualified persons to serve as directors as eligible candidates are identified and become available. The board has, subject to shareholder approval of the amendment, set the number of directors at six.

   Adoption of the proposed amendment to the Amended and Restated Articles of Incorporation will require the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting. Abstentions and broker non-votes will have the same effect as votes against the proposal. The persons named in the accompanying proxy will vote in accordance with the choice specified on the proxy, or, if no choice is properly indicated, in favor of the adoption of the proposed amendment to the Amended and Restated Articles of Incorporation.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REDUCE THE MINIMUM NUMBER OF DIRECTORS FROM SEVEN TO SIX.

                       PROPOSAL 2: ELECTION OF DIRECTORS

   Under the Company's plan of reorganization, effective from and after the 2002 Annual Meeting, the Company's board of directors will be divided into three classes designated Class I, Class II and Class III, with staggered terms of office. The number of directors in each of the three classes is to be as nearly equal as possible. At the Annual Meeting of Shareholders in 2002, all directors elected will be assigned to Class I, Class II or Class III. After the election of directors at the 2002 Annual Meeting, (1) the terms of office of Class I directors extend until the Annual Meeting of Shareholders in 2003, (2) the terms of office of Class II directors extend until the Annual Meeting of Shareholders in 2004 and (3) the terms of office of Class III directors extend until the Annual Meeting of Shareholders in 2005, in each case, until their successors are qualified. All of the nominees currently are serving as directors of the Company.

   The Company's Amended and Restated Articles of Incorporation provide for a minimum of seven and a maximum of fourteen directors. Effective August 29, 2001, seven directors were appointed by the bankruptcy court order implementing the Company's plan of reorganization. As discussed in proposal 1 above, James
C. Kempner resigned as a member of the board of directors in October 2001, leaving a vacancy. The Company has not identified a person to fill that vacancy and is proposing only six nominees for election at the 2002 Annual Meeting. Proxies cannot be voted for greater than six persons, the number of nominees named by the Company. If proposal number 1 to reduce the minimum number of directors of the Company from seven to six is approved, no vacancy will exist on the board at the time for election of directors at the 2002 Annual Meeting. If proposal number 1 is not approved, Class 1 will contain three director positions and the Company has nominated only two persons to fill those positions in this proxy statement.

Nominees

   Set forth below is certain information concerning the six nominees for election as directors at the 2002 Annual Meeting, including the business experience of each during the past five years and the age of each nominee on January 18, 2002.

Directors in Class I
(Terms expiring at the 2003 Annual Meeting of Shareholders)

   Robert J. McLaughlin, age 69, became Chairman of the Board of Directors in August 2001 and became President and Chief Executive Officer in October 2001. He founded The Sutter Group in 1982, a management consulting company that focuses on enhancing shareholder value. Previously, Mr. McLaughlin served as President and Chief Executive Officer of Fibreboard Corporation, a manufacturer of lumber, plywood and paper products.

   John K. Sweeney, age 49, is a Managing Director at Lehman Brothers Inc., where he is involved in high yield, distressed and special situation investments. He has been with Lehman Brothers and predecessor firms since 1974.

Directors in Class II
(Terms Expiring at the 2004 Annual Meeting of Shareholders)

   James J. Gaffney, age 61, is President and Chairman of the Board of Vermont Investments, Ltd., a New Zealand-based conglomerate that provides consulting services to GS Capital Partners II, L.P. (a private investment fund affiliated with Water Street Corporate Recovery Fund I, L.P. and Goldman, Sachs & Co.), and other affiliated investment funds. Previously, Mr. Gaffney was Chief Executive Officer at General Aquatics, Inc., successor to KDI Corporation, and at International Tropic-Cal, Inc.

   Yves-Andre Istel, age 65, has been Vice Chairman of Rothschild Inc. and Director of Rothschild & Cie Banque since 1993. He was previously Chairman of Wasserstein Perella & Co. International and Managing Director of Wasserstein Perella & Co., Inc.

Directors in Class III
(Terms Expiring at the 2005 Annual Meeting of Shareholders)

   Gaylord O. Coan, age 66, recently retired as Chairman and Chief Executive Officer of Gold Kist Inc., the nation's second largest and only farmer-owned chicken processing company. He is also Chairman of the Board of Directors of AgraTech Seeds Inc. and director of Archer-Daniels-Midland Company, SunTrust Banks of Georgia, Inc. and Cotton States Life Insurance Company.

   James A. Schlindwein, age 73, joined SYSCO Corporation in 1980 and retired from SYSCO in 1994 as an Executive Vice President and a director. SYSCO is the largest food distribution company in the country. Prior to joining SYSCO, Mr. Schlindwein spent sixteen years at Sara Lee, the last eight of which he served as President and Chief Executive Officer and finally as Chairman and Chief Executive Officer.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" (1) ROBERT J. MCLAUGHLIN AND JOHN K. SWEENEY AS CLASS I DIRECTORS, (2) JAMES J. GAFFNEY AND YVES-ANDRE ISTEL AS CLASS II DIRECTORS AND (3) GAYLORD O. COAN AND JAMES A. SCHLINDWEIN AS CLASS III DIRECTORS.


Board Meetings and Committees

   The Company's board of directors met 10 times during the year ended September 30, 2001; 9 of these meetings occurred before the Company emerged from bankruptcy protection on August 29, 2001. Each of the incumbent directors commenced service as a director on August 29, 2001. These directors, along with James C. Kempner, were designated by the unsecured creditors' committee in the Company's bankruptcy proceedings and appointed by the bankruptcy court order implementing the Company's plan of reorganization. Mr. Kempner resigned from the board in October 2001. Each incumbent director attended at least 75% of the aggregate number of meetings of the board of directors and its committees on which the director served after his election.

   The board of directors has two standing committees: Audit and Executive Compensation. The Audit Committee consists of members who are not officers or employees of the Company or its subsidiaries. The membership and principal responsibilities of the committees are described below.

   At intervals between formal meetings, members of the board of directors and each committee are provided with information regarding the operations of the Company and are consulted on an informal basis with respect to pending business. Such consultation may lead to board or committee action between meetings being taken by unanimous written consent.

Audit Committee

Members: Gaylord O. Coan, Chairman
         Yves-Andre Istel
         James A. Schlindwein

   The Audit Committee reviews with the Company's internal auditor and independent certified public accountants the scope and results of their audits, monitors the adequacy of the Company's system of internal controls and procedures, recommends to the board the selection of the independent certified public accountants and reviews the fees paid for services rendered by such accountants. During the year ended September 30, 2001, the Audit Committee met five times; all of these meetings occurred before the Company emerged from bankruptcy protection on August 29, 2001. Additional information about the Audit Committee and its responsibilities is included in the section of this proxy statement entitled "Audit Committee Report" and in the Audit Committee Charter, adopted by the board of directors and attached to this proxy statement as Appendix A.

Executive Compensation Committee

Members:  James J. Gaffney, Chairman
          Robert J. McLaughlin
          James A. Schlindwein
          John K. Sweeney

   The Executive Compensation Committee establishes the salaries, bonuses and other compensation for the Company's directors, executive officers and certain other managerial and professional personnel. The Committee reviews and approves or in some cases recommends to the board the Company's compensation plans. The Executive Compensation Committee also administers the granting of incentives to eligible employees under the Company's Long-Term Stock Incentive Plan and administers the Company's incentive bonus plans. The Executive Compensation Committee did not meet during the year ended September 30, 2001.

Director Remuneration

   Each director who is not an officer or employee of the Company receives an annual retainer of $30,000 payable quarterly, $1,500 for each board meeting attended in person and $750 for each board meeting attended by conference telephone. Additionally, each director who is not an officer or employee receives $1,000 for each committee meeting attended in person and $500 for each committee meeting attended by conference telephone. Each committee chairman also receives an annual fee of $5,000 payable quarterly. The Company reimburses each director for travel expenses incurred in connection with his attendance at board or committee meetings or other Company business meetings.

   Each nonemployee director is eligible to participate in the Company's Retirement Plan for Nonemployee Directors. The plan is a non-qualified retirement plan providing monthly retirement benefits to retired directors who were never employees of the Company. The plan provides for payments, commencing at the later of age 65 or retirement, equal to the retainer received by the director (or the cash equivalent thereof) at the date of the director's retirement for up to ten years after retirement (based on years of service), to a director who retires after completion of three years of service. Death benefits equal to 50% of the retirement benefit are paid to a surviving spouse.

Executive Compensation

   The following table presents the compensation, for services rendered in all capacities, of (1) the chief executive officer and four other most highly compensated executive officers of the Company serving on September 30, 2001 and
(2) the former chief financial officer of the Company who resigned in August 2001 (collectively, the "named officers"). Robert J. McLaughlin became president and chief executive officer in October 2001, and J. Chris Brewster became chief financial officer and a managing director in November 2001, and accordingly they are not included in the table below.

                           Summary Compensation Table

                                                                          Long-term
                                                                         Compensation
                                              Annual Compensation           Awards
                                       --------------------------------- ------------
                                                                            Shares
                                Fiscal                    Other Annual    Underlying   All Other
 Name and Principal Positions    Year   Salary  Bonus(1) Compensation(2)   Options    Compensation
 ----------------------------   ------  ------  -------- --------------- ------------ ------------
 James C. Kempner(3).........    2001  $530,000 $758,647          --            --            --
  President and Chief            2000   530,000   39,750          --            --            --
  Executive Officer              1999   527,962       --          --            --            --

 Douglas W. Ehrenkranz.......    2001   315,000  212,625          --            --            --
  Executive Vice President       2000   323,391   23,625          --            --            --
                                 1999   249,508       --          --            --            --

 William F. Schwer...........    2001   305,000  358,945          --            --            --
  Executive Vice President       2000   305,000   22,875          --            --            --
  and General Counsel            1999   261,984       --          --            --            --

 William J. Smith(4).........    2001   300,000  204,213          --            --            --
  Managing Director              2000   300,000   22,500     $46,002(5)         --            --
                                 1999    16,154       --          --        65,000(6)         --

 Benjamin A. Oxnard, Jr. ....    2001   280,000  189,000          --            --            --
  Managing Director and          2000   279,606   21,000          --            --            --
  President of Savannah          1999   254,400       --          --            --            --
  Foods and Industries, Inc.

 Mark Q. Huggins(7)..........    2001   295,086  323,125          --            --      $550,000
  Former Managing Director       2000   275,000   20,625          --            --            --
  and Chief Financial Officer    1999    19,038       --          --            --            --

--------
(1) Includes bonuses under the Company's Management Retention Plan.
(2) Does not reflect amounts less than $50,000 or 10% of the sum of salary and bonus.
(3) Mr. Kempner retired from the Company as president, chief executive officer and chief financial officer in October 2001.
(4) Mr. Smith joined the Company in August 1999.
(5) Includes $29,079 of moving expenses paid on behalf of Mr. Smith and a related tax gross-up payment of $13,185.
(6) On consummation of the Company's plan of reorganization, all the Company's outstanding stock options existing prior to the reorganization were canceled.
(7) Mr. Huggins joined the Company as managing director and chief financial officer in September 1999 and resigned from the Company in August 2001. All Other Compensation includes payments under Mr. Huggins' employment agreement on his departure from the Company.

Stock Options

   During the year ended September 30, 2001, the Company did not grant stock options to any named officer and no named officer exercised any stock options. On consummation of the Company's plan of reorganization, all outstanding stock options existing prior to the reorganization were canceled. No named officer held any stock options on September 30, 2001.

Long-Term Incentive Plan

   The Company adopted a long-term incentive plan, or LTIP, that became effective on its emergence from bankruptcy protection in August 2001. The LTIP is designed to attract and retain key employees and to stimulate the active interest of key employees in the Company's financial success. Key employees who hold positions of responsibility and whose performance, in the judgment of the Executive Compensation Committee (or other committee designated by the board of directors), can significantly affect the Company's success are eligible for awards under the LTIP. In addition, individuals expected to become employees within six months of the award date, may receive awards conditioned on the individual actually becoming an employee during the six-month period.

   The Company's Executive Compensation Committee, or another committee designated by the board of directors, has the discretion to determine the types of awards to be made under the LTIP. Awards under the LTIP may consist of one or more of the following:

  .   incentive options and nonqualified stock options;

  .   Stock Appreciation Rights, or SARs;

  .   stock, including restricted stock and conditional stock units; and

  .   cash.

   An award also may be in the form of a performance award that may be based on one or more of the following: increased revenue; economic value added; cash flow measures; stock price; market share; return on equity or capital; return on revenue measures; costs; and safety and environmental performance measures.

   The performance award need not be based on an increase or positive result, but may be based on maintaining the status quo or limiting economic losses, as determined by the Executive Compensation Committee or another board designated committee.

   The following limitations apply to any award made under the LTIP. In any one calendar year, the Company may not grant to any person:

  . options or SARs that are exercisable for more than 300,000 shares of common stock;

  . stock awards covering or relating to more than 300,000 shares of common stock; or

  . cash awards or any other awards permitted by the LTIP (other than options, SARs and stock) having a value determined on the grant date in excess of $3,000,000.

   As of the date of this proxy statement, the Company has not granted any awards under the LTIP.

Annual Pension Benefits

 Retirement Plan

   The Company's Retirement Plan (the "Retirement Plan") is a tax qualified benefit plan covering non-union employees of the Company and its subsidiaries, including Messrs. Kempner, Ehrenkranz, Schwer, Smith, Oxnard and Huggins. The Company also has adopted a Benefit Restoration Plan for certain participants (including Messrs. Kempner and Schwer) to supplement the benefits payable under the Retirement Plan to the extent that the limitations on qualified plan benefits mandated by the Internal Revenue Code of 1986, as amended (the "Code"), reduce retirement benefits that would otherwise be payable under the Retirement Plan. Some employees, including Mr. Oxnard, also are covered by the Savannah Foods and Industries Supplemental Executive Retirement Plan (the "Savannah Foods SERP"), which provides additional retirement income above the amounts provided by the Retirement Plan.

   Benefits payable under the Retirement Plan are limited by various provisions of the Code that restrict the amount of compensation that may be taken into account to calculate benefits under qualified plans and other limits on the maximum benefit payable from qualified plans. To the extent the pension calculated pursuant to the Retirement Plan would exceed the maximum amount permitted by the Code, the difference would be payable from the Benefit Restoration Plan as a discounted lump sum on the participant's retirement.

   Annual benefits under the Retirement Plan are based on five-year average compensation. Benefits equal 1% of average compensation plus 0.5% of such compensation in excess of social security covered compensation per each of the first 35 years of service. Longer serviced individuals, including certain named officers, are subject to certain grandfathered provisions under prior plans. Benefits are defined in terms of a five-year certain and life annuity, with several other payment options available to employees.

   The projected total annual benefits from the Retirement Plan and the Benefit Restoration Plan, exclusive of benefits provided by previously allowed employee contributions, payable as a five-year certain and life annuity and commencing at age 65 (age 67 for Mr. Oxnard) are as follows:

                                                                     Estimated
                                                                    Total Annual
      Name                                                            Benefits
      ----                                                          ------------
      Douglas W. Ehrenkranz........................................   $ 72,300
      William F. Schwer............................................   $139,800
      William J. Smith.............................................   $ 53,300
      Benjamin A. Oxnard, Jr.......................................   $ 95,300

   Mr. Kempner retired from the Company in October 2001, but has not yet begun to receive his retirement benefits. Assuming he begins receiving benefits under the Retirement Plan in January 2002, the total annual benefit due to him will be $30,000, payable in the form of a five-year certain and life annuity. He also is due a discounted lump sum benefit under the Benefit Restoration Plan of $1,066,389 as of his retirement date. Mr. Oxnard began receiving annual benefits of $136,813 under the Savannah Foods SERP in January 2002.

 Deferred Compensation Plans

   The Company agreed to provide lump-sum supplemental retirement and death benefits to participants (including Messrs. Kempner and Schwer) in the Salary Continuation Plan. The plan also provides for monthly salary continuation payments in the "event of disability" (as defined in the Salary Continuation
Plan). If a participant's employment terminates prior to retirement for any reason other than death, disability or "cause" (as defined in the plan), the participant will be entitled to receive, on attainment of age 55 if his termination is prior to attaining the age of 55, the actuarial equivalent (as defined in the Salary Continuation Plan) of the payment he would have received had he retired at age 62. No amounts will be due under the plan to a participant who is terminated for cause. The Salary Continuation Plan allows participants who are 100% vested and who have attained the age of 55 to receive their benefits without termination of employment if approved by the Executive Compensation Committee. Mr. Kempner received payment of $784,923 (after deduction for payments made under the Management Retention Plan discussed below) in December 2001 under the Salary Continuation Plan. The estimated amount payable to Mr. Schwer (after deduction for payments made under the Management Retention Plan), on retirement at or after age 62, is $217,099.

   Mr. Oxnard has a balance remaining in a predecessor deferred compensation plan which provides for the payment of a 15-year annuity certain. Mr. Oxnard began receiving payments under this plan in January 2002. After deduction for payments made under the Management Retention Plan, Mr. Oxnard will receive benefits under the plan of $181,333 per year in 2002 through 2004 and $251,333 per year beginning in 2005 until the end of the 15-year term.

Management Retention Plan

   In February 2001, the bankruptcy court approved the Company's request to implement a Management Retention Plan. The Management Retention Plan approved by the bankruptcy court for 63 executive and key management personnel is similar to the types of plans used in other large corporate bankruptcy cases and consists of a service-based bonus and a performance-based bonus.

   The first part of the Management Retention Plan was a service-based bonus equal to between 25% and 75% of a key employee's or executive's annual salary for continued service following the Company's bankruptcy filing in January 2001.

   The Management Retention Plan also provided a performance-based bonus of between 5% and 75% of annual salary payable on October 30, 2001 if certain EBITDA targets were met for all participants in the Management Retention Plan, other than Messrs. Kempner, Schwer and Huggins and two other officers. The Company did not meet the EBITDA targets and the related performance-based bonuses were not paid. Messrs. Kempner, Schwer and Huggins and two other officers were ineligible for an EBITDA-based bonus but received a separate performance-based bonus based on confirmation of the Company's plan of reorganization, equal to 75% of base salary for Mr. Kempner and 50% of base salary for Mr. Schwer and for Mr. Huggins.

   A participant under the Management Retention Plan received payments under the retention plan only if the participant agreed in writing that all amounts paid under the retention plan shall be applied as a credit to sums owing in the future, if any, under (1) any voluntary retirement benefit arrangement pursuant to which the employee deferred part of his compensation for services until attainment of retirement age or actual retirement or separation from the Company, including those salary continuation programs or (2) any supplemental executive retirement plans.

Agreements with Certain Executive Officers

 Employment Agreements

   On March 1, 2000, the Company entered into employment agreements with the following named officers, which as currently in effect provide for the following annual salaries:

      Executive Officer                                                 Salary
      -----------------                                                --------
      Douglas W. Ehrenkranz........................................... $315,000
      William F. Schwer............................................... $305,000
      William J. Smith................................................ $300,000
      Benjamin A. Oxnard, Jr.......................................... $280,000

   In addition to providing for compensation, all of the employment contracts originally provided for each executive to receive change-of-control payments equal to two or three times the employee's salary in the event the executive ceased to be employed by the company after a change-of-control. However, in connection with the Company's reorganization, each executive entered into a written agreement waiving all change-of-control payments and otherwise limiting severance payments to a maximum of two years' base salary. All of the executive officers subject to this requirement executed such agreements.

 Consulting Agreement

   On October 22, 2001, the Company entered into an independent consulting agreement with Robert J. McLaughlin. During Phase I of this agreement, which lasts from October 22, 2001 through April 30, 2002, Mr. McLaughlin, in addition to his duties as Chairman of the Board, will serve as president and chief executive officer of the Company. During Phase II of the agreement, Mr. McLaughlin will only serve as Chairman of the Board of Directors. Under the terms of the agreement, Mr. McLaughlin's consulting company, the Sutter Group, receives $75,000 per month during Phase I of the agreement and $8,750 per month during Phase II of the agreement. The agreement also provides a $250,000 bonus opportunity for achieving specific business goals of the Company as established by the board of directors. In addition, the agreement provides for reimbursement of expenses related to Mr. McLaughlin's travel from his residence in San Francisco, California to the Company's offices in Sugar Land. Under the agreement, Mr. McLaughlin will receive an option to purchase approximately 112,345 shares of Common Stock vesting over three years or earlier on a change in control of the Company.

 Other Agreements

   The Company also has established an executive benefits trust which may be used to fund the Company's obligations under certain otherwise unfunded benefit, retirement, and deferred compensation plans providing benefits to executive officers of the Company in the event of a change in control.

Compensation Committee Interlocks and Insider Participation

   The Company's Executive Compensation Committee currently consists of James
J. Gaffney (Chairman), Robert J. McLaughlin, James A. Schlindwein and John K. Sweeney. Mr. McLaughlin does not participate in discussions regarding the determination of his compensation as president and chief executive officer of the Company.

   The compensation committee before the Company emerged from bankruptcy protection in August 2001 consisted of former directors John D. Curtin, Jr. (Chairman), Edward O. Gaylord and Gerald Grinstein.

   In 1989, the Company became one of the limited partners of ChartCo Terminal, L.P. ("ChartCo") on its formation and made a capital contribution of $1,000,000 to ChartCo. A company owned by Mr. Gaylord, a former director, is the general partner of ChartCo, which owns an interest in a fuel oil terminal in Houston, Texas. The percentage interests of the partners in ChartCo are in proportion to their respective capital contributions.

Security Ownership of Certain Beneficial Owners and Management

   On consummation of the Company's plan of reorganization, all outstanding shares of common stock existing prior to the reorganization were canceled. Under the plan of reorganization, the Company is to issue a total of 10,000,000 shares of Common Stock to former shareholders, debenture holders and creditors of the Company prior to the reorganization. Although 10,000,000 shares of Common Stock are outstanding for accounting purposes, due to pending legal disputes regarding claim amounts, only 7,585,405 shares of Common Stock were issued to holders as of January 18, 2002.

   The following table sets forth certain information with respect to the ownership of Common Stock as of January 18, 2002 of each director of the Company, each named officer, each person known to the Company to beneficially own 5% or more of Common Stock and all directors and executive officers of the Company as a group. Unless otherwise indicated, the beneficial owners have sole voting and investment power over the shares of Common Stock listed below.

                                                         Beneficial Ownership
                                                           of Common Stock
                                                         --------------------
                                                         Number of Percentage
   Name                                                   Shares    of Class
   ----                                                  --------- ----------
   Lehman Brothers Inc.................................. 2,698,060    35.6%
    200 Vesey Street, 11th Floor
    New York, New York 10285
   Robert J. McLaughlin.................................        --      --
   James C. Kempner(1)..................................     9,164       *
   Douglas W. Ehrenkranz................................        41       *
   William F. Schwer....................................       126       *
   J. Chris Brewster....................................        --      --
   William J. Smith.....................................        --      --
   Benjamin A. Oxnard, Jr...............................       121       *
   Mark Q. Huggins......................................         6       *
   Gaylord O. Coan......................................        --      --
   James J. Gaffney.....................................        --      --
   Yves-Andre Istel.....................................    14,623       *
   James A. Schlindwein.................................        --      --
   John K. Sweeney(2)...................................        --      --
   All directors and executive officers as a group (18
    persons)(2).........................................    15,123       *

--------
 * Percentage of shares of Common Stock beneficially owned does not exceed 1% of the class.
(1) Includes 8,690 shares of Common Stock owned by the H. Kempner Trust Association, over which James C. Kempner shares voting power and investment power as a co-trustee with four other co-trustees. Also includes 42 shares owned by a trust of which Mr. Kempner is a beneficiary.
(2) Mr. Sweeney, a Managing Director of Lehman Brothers Inc., disclaims beneficial ownership of the 2,698,060 shares of Common Stock held by Lehman Brothers.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and beneficial owners of more than 10% of its Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required to furnish Imperial with copies of all Section 16(a) forms they file.

   Based on a review of Forms 3 and 4 and amendments thereto filed during the fiscal year ended September 30, 2001 and Forms 5 and amendments thereto, or written representations that no Form 5s were required, Imperial believes that during the year ended September 30, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

   On August 29, 2001, the Company emerged from bankruptcy and consummated its plan of reorganization. Effective August 29, 2001, all outstanding shares of Common Stock existing prior to the reorganization were canceled. The Company's new Common Stock issued in the reorganization did not begin trading prior to the end of the year ended September 30, 2001. Since there is no stock price information for the new Common Stock for periods prior to the end of fiscal 2001, the Company is unable to provide a line graph comparing the percentage change in total shareholder return on the new Common Stock for any period prior to September 30, 2001.

                        REPORT ON EXECUTIVE COMPENSATION

   The Executive Compensation Committee did not meet during the year ended September 30, 2001. On January 16, 2001, the Company and substantially all of its subsidiaries filed for relief under the U.S. Bankruptcy Code. The Company emerged from bankruptcy protection on August 29, 2001. The current members of the Committee did not participate in deliberations regarding executive compensation for fiscal 2001.

   During fiscal 2001, executive officers continued to receive compensation in accordance with agreements, plans and arrangements in effect prior to fiscal 2001. In addition, during fiscal 2001, the bankruptcy court approved the Company's Management Retention Plan. Under the Management Retention Plan, executives and key employees were eligible for a service-based bonus equal to between 25% and 75% of their annual salaries for continued service. The Management Retention Plan also provided for a performance-based bonus of between 5% and 75% of annual salaries for executives and key employees if certain EBITDA targets were met. James C. Kempner, William F. Schwer and Mark
Q. Huggins, along with two other officers, were ineligible for an EBITDA-based bonus but received a separate performance-based bonus, based on confirmation of the Company's plan of reorganization, equal to 75% of base salary for Mr. Kempner and 50% of base salary for Mr. Schwer and for Mr. Huggins. Additional information regarding the Plan is included in this proxy statement in the section entitled "Management Retention Plan." Executive officers who did not participate in the Management Retention Plan were eligible to receive a bonus under the Company's Partners in Profit Plan if the Company's EBITDA for fiscal 2001 exceeded $39,951,000, excluding restructuring costs. The EBITDA goal was not met and no bonuses were paid in fiscal 2001 under the Partners in Profit Plan. Additionally, the bankruptcy court approved changes to executive employment agreements eliminating payments on any change in control of the Company and limiting severance payments, both as discussed in this proxy statement in the section entitled "Agreements with Certain Executive Officers-- Employment Agreements."

Compensation of the Chief Executive Officer

   As described above, the Executive Compensation Committee did not meet during fiscal 2001. Mr. Kempner received compensation in accordance with agreements, plans and arrangements effective prior to fiscal 2001 and under the Management Retention Plan as described above. Mr. Kempner's base salary was $530,000 in fiscal 2001. This salary was set by a predecessor compensation committee following consultation with outside experts, and was below the market average for the top-paid executive in similarly capitalized companies in the food products and services industry. Mr. Kempner's bonus under the Management Retention Plan was $755,250 in fiscal 2001.

                PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS

   The board of directors, on recommendation of the Audit Committee, has approved and recommended the appointment of Deloitte & Touche LLP, independent certified public accountants, as auditors of the Company's financial statements for the year ending September 30, 2002. Deloitte & Touche LLP has served as auditors for the Company for over 25 years.

   A representative of Deloitte & Touche LLP is expected to attend the 2002 Annual Meeting and be available to respond to appropriate questions raised during the meeting by shareholders. Such representative will also have an opportunity to make a statement during the meeting if he so desires.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2002.


Audit Fees

   The aggregate fees for the audit of the Company's consolidated financial statements for the year ended September 30, 2001 and reviews of interim consolidated financial statements included in the Company's quarterly reports on Form 10-Q during the year ended September 30, 2001 was $0.4 million.

Financial Information Systems Design and Implementation Fees

   No financial information systems design and implementation services were rendered to the Company by Deloitte & Touche LLP in fiscal 2001.

All Other Fees

   The aggregate fees billed to the Company for services rendered by Deloitte & Touche LLP for fiscal 2001, other than those services referenced in the previous two paragraphs, was approximately $0.6 million. These services primarily consisted of tax planning and compliance services, business planning assistance and bankruptcy related consultation.

   The Audit Committee has considered whether the provision of the services referenced above under the heading "All Other Fees" is compatible with maintaining Deloitte & Touche LLP's independence.

                             AUDIT COMMITTEE REPORT

   The Audit Committee is composed of three independent directors. The general objectives of the Audit Committee are to assist the board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors. The specific duties of the Audit Committee are described forth in the Audit Committee Charter, adopted by the board of directors and attached to this proxy statement as Appendix A.

   The Company's management is primarily responsible for the Company's financial statements and the quality and integrity of the reporting process. The independent accountants, Deloitte & Touche LLP, are responsible for auditing those financial statements and for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles in the United States. The Audit Committee is responsible for overseeing the financial reporting process on behalf of the board of directors and recommending to the board of directors that the Company's financial statements be included in the Company's Annual Report on Form 10-K.

   The Audit Committee took a number of steps in fulfilling its oversight responsibilities and making its recommendation for fiscal 2001. First, the Audit Committee discussed with Deloitte & Touche LLP, the Company's independent accountants for 2001, those matters that Deloitte & Touche LLP communicated to the Audit Committee as required by Statement of Auditing Standards No. 61. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed Deloitte & Touche LLP's independence with Deloitte & Touche LLP and received written disclosures and a letter from Deloitte & Touche LLP regarding independence as required by Independence Standards Board Standard No.
1. This discussion and disclosure assisted the Audit Committee in evaluating Deloitte & Touche LLP's independence. Finally, the Audit Committee reviewed and discussed with the Company's management and Deloitte & Touche LLP the Company's audited financial statements. Based on discussions with Deloitte & Touche LLP concerning the audit, the independence discussions, the financial statement review and other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2001 for filing with the SEC.

Respectfully submitted,

Gaylord O. Coan, Chairman
Yves-Andre-Istel
James A. Schlindwein

The Audit Committee

                                 OTHER MATTERS

   A copy of the Company's Annual Report on Form 10-K, including financial statements for the fiscal year ended September 30, 2001, accompanies this proxy statement but is not a part of the proxy soliciting material.

                             SHAREHOLDER PROPOSALS

   Proposals of shareholders intended to be presented at the Company's 2003 Annual Meeting of Shareholders, and otherwise eligible, must be received by the Company (at the address indicated on the first page of this proxy statement) no later than September [ ], 2002 to be eligible for inclusion in the Company's proxy material relating to that meeting. In addition, the proxy solicited by the board of directors for the 2003 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal raised at the 2003 Annual Meeting of Shareholders that is not described in the proxy statement for that meeting unless the Company has received notice of the proposal on or before December [ ], 2002.

 REGARDLESS OF THE NUMBER OF SHARES OWNED, IT IS IMPORTANT THAT THEY BE REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE.


                                          For the Board of Directors

                                          ROY L. CORDES, JR.
                                          Secretary

                                   Appendix A

                             IMPERIAL SUGAR COMPANY

                            AUDIT COMMITTEE CHARTER

   The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors. The Audit Committee shall have and may exercise all of the powers of the Board of Directors, except as may be prohibited by law, with respect to all matters encompassed by this Charter.

   The independent auditors of the Company are ultimately accountable to the Board of Directors and the Audit Committee. The Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors or to nominate the independent auditor to be proposed for shareholder approval.

   The Audit Committee shall be elected by the Board of Directors and shall consist of not less than three members of the Board of Directors. The Board of Directors shall also elect a chairman of the Committee. The members of the Audit Committee shall meet the applicable independence and experience requirements of the exchange, national market or quotation system (the "Exchange") on which the Company's common stock is listed. In particular, each member shall be (1) independent, as defined for purposes of the rules of the Exchange (unless, as to one director, the standards and procedures for an exception to the independence definition is met for that director), and (2) able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

   The Audit Committee shall:

  . Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

  . Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

  . Recommend to the Board of Directors whether the Company's annual audited financial statements and accompanying notes should be included in the Company's Annual Report on Form 10-K.

  . Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

  . Review with management and the independent auditor any matters provided in Statement on Auditing Standards No. 71 arising in connection with the Company's quarterly financial statements.

  . Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

  . Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

  .  Recommend to the Board the appointment of the independent auditor.

  .  Approve the fees to be paid to the independent auditor.

  . Review the independence of the independent auditors, giving consideration to the range of audit and non-audit services performed by them. In this connection, the Committee is responsible for ensuring the independent auditors furnish at least annually a formal written statement delineating all relationships with the Company consistent with Independence Standards Board Standard No. 1. To evaluate the independence of the independent auditors, the Committee shall review the statement; conduct an active discussion with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the auditors; take any other appropriate action in response to the independent auditors' statement or other communications to satisfy itself of the independence of the independent auditors; and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

  . Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

  . Review the appointment and replacement of the senior internal auditing executive.

  . Review the significant reports to management prepared by the internal auditing department and management's responses.

  . Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

  . Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

  . Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct.

  . Discuss with the independent auditor the matters required to be communicated by the independent auditor pursuant to Statement on Auditing Standards No. 61.

  . Review with the independent auditor and the internal auditor any problems or difficulties either may have encountered and any management letter provided by either auditor and the Company's response to that letter. Such review should include:

    - Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

    - Any changes required in the planned scope of the internal or external audit.

    - The internal and external auditor responsibilities, budget and staffing.

  . Prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  . Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

  . Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

  . Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

  .  Make regular reports to the Board.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. It is also not the duty of the Audit Committee to conduct investigations, to resolve any disagreements between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

   The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

   The Audit Committee will meet as often as the members shall determine to be necessary or appropriate but at least annually. In addition, the Audit Committee will make itself available to the independent auditors and the internal auditors of the Company as requested. Reports of meetings of the Audit Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting, accompanied by any recommendations to the Board of Directors approved by the Committee.

                                                            --PRELIMINARY COPY--

                             IMPERIAL SUGAR COMPANY
                      2002 Annual Meeting of Shareholders
              Proxy Solicited on behalf of the Board of Directors

  The undersigned hereby appoints Robert J. McLaughlin, William F. Schwer and Roy L. Cordes, Jr., and each of them, with full power of substitution, the attorneys and proxies of the undersigned to vote all of the shares of Common Stock, without par value, of Imperial Sugar Company (the "Company") that the undersigned would be entitled to vote, with all powers that the undersigned would possess if personally present, at the 2002 Annual Meeting of Shareholders of Imperial Sugar Company to be held on February 28, 2002 and at any adjournment or postponement thereof, on the matters as designated herein and, in their discretion, on such other matters as may properly come before the meeting or adjournment thereof, all as set forth in the accompanying Proxy Statement.

  This Proxy when properly executed will be voted as specified on the reverse side. Unless otherwise specified, this Proxy will be voted FOR amendment of the Company's Amended and Restated Articles of Incorporation to reduce the minimum number of directors of the Company from seven to six, FOR election as Directors of all of the nominees listed on the reverse and FOR ratification of the appointment of Deloitte & Touche LLP as auditors of the Company for the fiscal year ending September 30, 2002. A majority (or if only one, then that one) of the proxies or substitutes acting at the meeting, or at any adjournment or postponement, may exercise the powers conferred by this Proxy. Receipt of the Notice of Meeting and Proxy Statement is hereby acknowledged. This Proxy revokes all prior proxies given by the undersigned.
         (Continued, and to be signed and dated, on the reserve side.)
                                               IMPERIAL SUGAR COMPANY
                                               P.O. BOX 11110
                                               NEW YORK, NEW YORK 10203-0110

1. Proposal to approve an amendment to the Amended and Restated Articles of Incorporation of the Company to reduce the minimum number of directors of the Company from seven to six.

   FOR [_]   AGAINST [_]   ABSTAIN [_]

2. Election of six directors to
   serve for the terms set              FOR all nominees [_] WITHHOLD AUTHORITY to vote [_] *EXCEPTIONS [_]
   forth in the proxy statement.         listed below        for all nominees listed below

   Nominees:
   Class I                       Class II                         Class III
   -------                       --------                         ---------
   Robert J. McLaughlin          James J. Gaffney                 Gaylord O. Coan
   John K. Sweeney               Yves-Andre Istel                 James A. Schlindwein

  (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below).
  *Exceptions _________________________________________________________________

3. Proposal to ratify the appointment of the firm Deloitte & Touche LLP, independent certified public accountants, as auditors of the Company for its fiscal year ending September 30, 2002.

   FOR [_]   AGAINST [_]   ABSTAIN [_]

4. To transact such other business as may properly come before the meeting or any adjournment thereof.
                                                   Change of Address and
                                                   or Comment Mark Here [_]
                                            Please sign exactly as name or
                                            names appear on the proxy. If
                                            stock is held jointly, each holder
                                            should sign. If signing as
                                            attorney, trustee, executor,
                                            administrator, custodian,
                                            guardian, or corporate officer,
                                            please give full title.
                                            DATED: ____________________________
                                            SIGNED: ___________________________
                                            -----------------------------------
                                            Votes MUST be indicated  [X]  in
                                            Black or Blue ink.

    Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed
                                   Envelope.